Exhibit 10.29
SECONDARY BLOCK TRADE AGREEMENT
October 23, 2007
5,500,000 shares of common stock of Fifth Third Bancorp (FITB)
This agreement dated October 23, 2007 sets out the terms under which UBS Securities LLC, (“UBS” / “Buyer”) will purchase 5,500,000 shares of common stock (the “Shares”) of Fifth Third Bancorp (FITB) (the “Issuer”) from The Cincinnati Insurance Company (“Seller”).
1.	Purchase and sale

Subject to the terms and conditions of this agreement (the “Agreement”), Seller agrees as legal and beneficial owner to sell the Shares, free of all liens, charges or other encumbrances and Buyer agrees to purchase and pay for the Shares at a net price of $29.50 per Share for a total consideration of $162,250,000 (the “Purchase Price”) together with all dividends, distributions and other benefits attaching to the Shares as from October 24, 2007 (the “Trade Date”). The Purchase Price will be reduced by the amount of any applicable SEC fees payable pursuant to Section 31 of the Securities Exchange Act of 1934.

2.	Closing
(a)	On October 29, 2007 or at such other time and/or date as Seller and Buyer may agree (the “Closing Date”), Buyer shall pay to Seller the Purchase Price for the Shares by transfer to Seller’s account to be identified in writing at least [48] hours prior to payment against delivery of the Shares on the Closing Date. Such delivery shall be effected by crediting the Shares in registered form to the participant account of UBS Securities LLC at the Depository Trust and Clearing Corporation (“DTC”), DTC participant number 642.

(b)	Seller agrees that it will not, and will ensure that none of its subsidiaries or associates or holding company will, prior to the expiry of 90 days following the Closing Date, offer, issue, sell or otherwise dispose of (or announce an intention of doing so) any other shares of the Issuer or any securities convertible into or exchangeable for or carrying rights to acquire other shares of the Issuer without the prior written consent of Buyer.

(c)	Seller undertakes with Buyer that it will bear and pay any stamp or other duties or taxes on or in connection with the sale and transfer of the Shares to be sold by Seller and the execution and delivery of this Agreement and any other tax payable by Seller in connection with the transaction contemplated hereby.
3.	Expenses

Seller and Buyer shall bear their own legal costs (if any) and all their other out-of-pocket expenses (if any).

4.	Representations and warranties
(a)	As a condition of the obligation of Buyer to purchase and pay for the Shares, Seller represents and warrants to Buyer as follows:
(i)	that Seller is the holder and sole legal and beneficial owner of the Shares free from all liens, charges and other encumbrances and that the Shares rank pari passu in all respects with other outstanding shares of common stock of the Issuer, including their entitlement to dividends,

(ii)	that Seller has the power and authority to sell the Shares hereunder and no person has any conflicting right, contingent or otherwise, to purchase or to be offered for purchase, the Shares, or any of them,

Secondary Block Trade Letter Agreement
December 2000

(iii)	that the execution, delivery and performance of this Agreement has been duly authorised by Seller and upon execution and delivery of the Agreement by the Buyer and the Seller will constitute a legal, valid and binding obligation of Seller,

(iv)	that the execution, delivery and performance of this Agreement by Seller will not infringe any law or regulation applicable to Seller and is not and will not be contrary to the provisions of the constitutional documents of Seller and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which Seller is a party or by which it or its property is bound,

(v)	that there are no restrictions (contractual or otherwise) prohibiting or otherwise affecting the sale or transfer of the Shares to Buyer, other than those necessary to ensure compliance with the registration requirements of the U.S. Securities Act of 1933, as amended, or an exemption therefrom, and no consents or approvals are required to be obtained in connection with the sale of the Shares to Buyer and the sale of the Shares to Buyer will not violate or breach any representation or warranty made by Seller pertaining to the Shares. Seller has furnished to Buyer a true and complete copy of all agreements, documents and other instruments relating to the issuance, sale and delivery of the Shares to Seller.

(vi)	that all consents and approvals of any court, government department or other regulatory body required by Seller for the offering of the Shares and the execution, delivery and performance of the terms of this Agreement have been obtained and are in full force and effect,

(vii)	that there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of the Issuer and its subsidiaries since the date of the last published accounts,

(viii)	that there is no other material information, beyond the information contained in the latest published Annual Report of the Issuer or any other public information including interim results and press releases which is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Issuer and its subsidiaries, and

(ix)	the representations and warranties of Seller set forth in Seller’s representation letter (in form similar to the form attached as Exhibit A titled, “Seller’s Representation Letter”), dated on or about the date hereof, to Buyer are true and correct.
(b)	Seller covenants with Buyer that it will keep Buyer indemnified against any losses, liabilities, costs, claims, actions and demands (including any expenses arising in connection therewith) which it may incur, or which may be made against it as a result of or in relation to any actual or alleged misrepresentation in or breach of any of the above representations and warranties and will reimburse Buyer for all costs, charges and expenses which it may pay or incur in connection with investigating, disputing or defending any such action or claim.

(c)	The above representations, warranties and indemnity shall continue in full force and effect notwithstanding any investigation by or on behalf of Buyer or completion of this Agreement.
6.	Conditions to Closing

The obligations of Buyer hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of Seller herein are, and as of the Closing Date will be, true, complete and accurate.

Secondary Block Trade Letter Agreement
December 2000

7.	Law and jurisdiction

This Agreement is governed by the laws of the State of New York as applied to contracts to be performed wholly within the State of New York. Each party hereto irrevocably submits to the extent permitted under applicable law to the non-exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, State of New York. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement. Each party certifies (i) that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of any such suit, action or proceeding and (ii) acknowledges that it and the other party have entered into this Agreement, in reliance on, among other things, the mutual waivers and certifications in this Section.

8.	Notices

Any notice or notification in any form to be given by the Buyer is to be sent by facsimile, addressed to the Seller and using the following address and facsimile number:
Martin F. Hollenbeck
Vice President, Investment Department
The Cincinnati Insurance Company
6200 S. Gilmore Road
Fairfield, Ohio 45014
Telephone: (513) 870-2634
Fax: (513) 870-0609
Any such notice shall take effect at the time of dispatch.

9.	Miscellaneous
(a)	Time shall be of the essence of this Agreement.

(b)	The heading to each Clause is included for convenience only and shall not affect the construction of this Agreement.

(c)	In the event any provision of this Agreement is found to be or becomes invalid or unenforceable, no other provision of this Agreement shall thereby be affected and the Agreement shall remain valid and enforceable in respect of all remaining provisions, and any invalid or unenforceable provision will be deemed to be replaced by a provision which as nearly as possible accomplishes the commercial purpose of the original.
If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof. Upon acceptance by you this Agreement and such acceptance shall constitute a binding agreement between Buyer and Seller.
Yours faithfully
UBS Securities LLC

Agreed to and accepted by Seller:

The Cincinnati Insurance Company
By: Kenneth W. Stecher
Title: Chief Financial Officer and Treasurer

Secondary Block Trade Letter Agreement
December 2000

EXHIBIT A
SELLER’S REPRESENTATION LETTER

To:	UBS Securities LLC	To:	Fifth Third Bancorp
	677 Washington Blvd		38 Fountain Square Plaza
	Stamford CT 06901		MD10AT76
	Attn: Restricted Securities, ERM		Cincinnati, OH 45202
	Facsimile: 203 719 7031		Attn: Paul Reynolds, Esq., General Counsel
Facsimile: 513 534 6757
In conjunction with the order to sell 5,500,000 shares of common stock (“the Shares”) of Fifth Third Bancorp (the “Issuer”) through you as broker or dealer for The Cincinnati Insurance Company’s (“Seller’s”) account in the manner permitted by Rule 144 (the “Rule”) under the Securities Act of 1933, Seller represents and warrants to you as follows:
1.	During the three months prior to the date of this letter, no shares of the Issuer have been sold by Seller and by any person whose sales must be aggregated with Seller as provided in paragraphs (a) and (e) of the Rule (“Aggregated Persons”). Neither Seller nor, to the best of Seller’s knowledge, any person whose sales must be aggregated with Seller’s, intend to sell any additional shares within the next three calendar months.

2.	Seller, on a consolidated basis with its parent and subsidiary companies is an affiliate of the Issuer.

3.	The number of shares which Seller orders you to sell as broker or dealer for Seller’s account, combined with (i) the number of shares which Aggregated Persons have ordered you to sell and (ii) the number of shares set forth in paragraph (1) above, does not exceed the greater of:
a.	1% of the outstanding shares of the security, as shown by the most recent report or statement published by the Issuer, or

b.	if the security is listed on a national securities exchange and/or NASDAQ, the average weekly volume of trading on all such securities exchanges and/or NASDAQ during the four calendar weeks preceding Seller’s filing of the Form 144 Notice with the Securities and Exchange Commission (“SEC”).
4.	The Issuer has filed the required periodic reports with the SEC as described in Rule 144(c)(1) under the Act. If Seller relies on written advice from the Issuer, Seller attaches a copy hereto. Seller is not aware of any material adverse information concerning the Issuer that has not been publicly disclosed.

5.	If the Shares are “restricted securities” as defined in paragraph (a)(3) of the Rule, Seller confirms that Seller has been the beneficial owner for a period of at least one year as provided in paragraph (d) of the Rule.

6.	a) Seller has not solicited or arranged for the solicitation of any orders to buy in anticipation of or in connection with Seller’s proposed sale.
b)	Seller has made no payment to any other person in connection with your execution of Seller’s order.

c)	Seller has not agreed to act in concert with any other person in connection with Seller’s proposed sale, except for such other stockholders of the Issuer as are parties to a letter agreement with you related thereto dated this date.
7.	Seller shall file notices on Form 144 with the SEC and any applicable exchange as required by paragraph (h) of the Rule.

8.	It is Seller’s bona fide intention to sell the Shares within a reasonable time after the filing of Form 144 or receipt of the sell order, or both. If the Shares have not been sold within 90 days of such date, Seller understands a new filing will be required.

9.	Pursuant to the exemption from registration provided by paragraph (e)(1) of the Rule, no registration of the Shares is required for their offer and sale in the manner contemplated.

10.	Seller understands that the payment of the proceeds of the sale will be delayed until the Shares are transferred and delivered free of restriction into UBS Securities LLC’s participant account at the Depository Trust and Clearing Corporation (“DTC”), DTC participant number 642.
Seller agrees to notify UBS Securities LLC immediately if any of the above representations become inaccurate before this sale is completed.
Very truly yours,

The Cincinnati Insurance Company	October 23, 2007
By: Kenneth W. Stecher
Title: Chief Financial Officer and Treasurer

Secondary Block Trade Letter Agreement
December 2000